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                                                                Exhibit 10.5

                                      LEASE DEED


This Lease Deed made and executed this 19th day of April, 1996 between BAIF Development Research Foundation, A Public Charitable Trust registered under the Bombay Public Trust Act bearing Registration No. E-376, Pune and having its registered office at Urulikanchan, District Pune (hereinafter referred to as 'The Lessor') which expression unless repugnant to the contaext thereof, (shall mean and include their heirs, successor, assigns, administrators, etc.) of the ONE PART.

                                         AND

M/s. BIO-VED PHARMACEUTICALS PVT. LTD. having its office at 6 Paarth 84/1 Prabhat Road, Pune 411 004 represented herein by Mr. Shirkant S. Umrani (hereinafter called 'The Leassee') which expression shall, wherever the context so requires or admits, (mean and include its successors in interest) of the OTHER PART.

WHEREAS The Lessor is the owner of the building called Pradeep Chambers, First floor, Office no. 6, situate at Bhandarkar Institute Road, Pune 411 005.

                                         AND

WHEREAS The Leasee being in need of an office accommodation has approached the Lessor for a Lease of the premises referred to above and the Lessor has agreed to grant a lease on the terms and conditions hereinafter contained.

NOW THIS DEED OF LEASE WITNESSETH AND IT IS HEREBY AGREED BETWEEN LESSOR AND LEASSEE AS UNDER:

1. The Lessor hereby grants to the Leasee a lease of the office premises situated Office No. 6 First floor at Pradeep Chambers, Bhandarkar Institute Road, Pune 411 005. (hereinafter referred to as the 'Said Premises' and more particularly described in Schedule I hereunder) for a period of 36 (Thirty six) months commencing from 1st June 1996 for office accommodation of the Leasee.

2. It is agreed that the Leasee shall pay the Lessor a rent at the rate of Rs. 23400/- (Rs. Twenty three thousand four hundred only) for the 1st year, Rs. 24175/- (Rs. Twenty four thousand One hundred seventy five only) for 2nd year, & Rs. 24950/- (Rs. Twenty four thousand nine hundred fifty only) for the 3rd year per month for use and occupation of the said premises in advance on or before the 10th day of every calendar month for the period upto 31st May 1999.

3. The Leasee shall deposit with the Lessor an amount of 10 months rent aggregating Rs. 23400/- (Rupees Two lacs thirty four thousand only) as security deposit for observing the terms and conditions of this agreement. This deposit shall be interest free and refundable by the Lessor to the Leasee at the time of handing over vacant possession of the said

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premises. Any delay in the refund of security deposit will entail interest @
18% p.a. till the date of refund and the premises shall not be handed over till the deposit with interest shall be paid.

4. The Leasee shall, in addition to the monthly rent, as aforesaid, pay all actual electricity charges, during the tenure of the agreement, directly to teh Maharashtra State Electricity Board as per the meter/s provided at the said premises.

5. The Leasee shall also pay, during the tenure of this Agreement, proportionate water charges in respect of the said premises as per bills.

6. The Leasee shall keep the said premises in good and tenantable condition by effecting repairs, if any required, to the doors and windows, water mains and electrical connections, the Lessor being responsible only for heavy and major repairs including repairs due to leakages or seepages.

7. The Leasee shall not make any major construction or alterations in the said premises withou the previous consent in writing of the Lessor except that the Leasee shall make cabins, partitions and/or any other requirements to suit the use of the said premises for office purposes.

8. The Leasee shall not assign, transfer, sublet, or part with the possession of the said premises at any time during the subsistance of this lease.

9. All taxes and levies, both present and future, due on the said premises assessed/imposed, by the appropriate authority/authorities shall be borne and paid by the Lessor.

10. It is hereby agreed between the parties that if the Leasee commits any default in payment of the monthly rent, electricity or water charges, and/or commits breach of any of the terms, convenants and conditions contained in this Agreement, the Lessor shall be entitled by notice to revoke this lease forthwith and on such revocation being made the Leasee shall within thirty
(30) days from the date of the receipt of the notice, remove all articles and hand over vacant and peaceful possession of the said premises to the Lessor. If the Leasee fails to comply with any such notice and/or fails to remove articles and things belonging to Leasee and lying in the said premises, and also fails to remove its representatives, the Lessor shall, without being in any manner liable for any liability damages or loss that may be caused, remove the same.

11. It is hereby agreed between the parties hereto that at all times the ownership of the said premises shall be that of the Lessor and Leasee is merely granted a lease of the said premises on the expiry or termination of this lease.

12. The Leasee shall not store/keep in the said premises any articles or goods which may expose the said premises to deterioration or

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damage by fire or any articles or goods of any objectionable or hazardous nature the storing of which is likely to result in the enhancement of the fire insurace premium in respect of the said premises excepting domestic cooking gass or kerosene oil, which is used for cooking.

13. The Leasee will not get or claim any legal right of tenancy out of this agreement, since this Agreement is executed to lease out the premises for a definite period as indicated in Clause 1 hereinable.

14. The Leasee shall not do or suffer to be done anything which will be of nuisance or annoyance to the neighbors or which may damage the said premises or any other portion of the building in which the said premises are located.

15. Notwithstanding anything contained herein this lease may be terminated at any time by Leasee by giving three months notice of its intention to vacate the said premises to the Lessor, where upon the security deposit shall be refunded to the Leasee by the Lessor.

16. The Leasee shall permit the Lessor or his duly authorised agent to enter and inspect the said premises after due notice.

17. The Leasee shall hand over vacant and peaceful possession of the said premises to the Lessor on the termination/expiry of this lease in good condition, reasonable wear and tear expected whereupon the security deposit shall be refunded to the Leasee by the Lessor forthwith.

18. This lease shall be further extended at the option of the Leasee on such terms and conditions and for such further period as the parties hereto may agree in writing.

19. The original agreement shall always remain with the Lessor and a copy duly signed by both the parties shall be retained by the Leasee.

SCHEDULE I

Description of the premises - The Office No. 6 on the first floor of Pradeep Chambers situated on Bhandarkar Institute Road, Pune 411 005 and measuring 1550 sq.ft.

IN WITNESS WHEREOF the parties hereto have respectively signed this Agreement the day as hereinabove written.

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Signed and delivered by

s/N.G. Hegde
Dr. N. G. Hegde
President & Managing Trustee          LESSOR


In the presence of

1. s/S.B. Karuande
   S.B. Karuande



Signed and Delivered by

s/Shrikant S. Umrani
Mr. Shrikant S. Umrani
BIO-VED Pharmaceuticals Pvt. Ltd.      LEASEE

In the Presence of

1. s/Neeina Bhujad
   Mrs. Neeina Bhujad

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                    AGREEMENT FOR FURNITURE FIXTURES AND FITTINGS


This Lease Deed made and executed this 19th day of April 1996 between BAIF Development Research Foundation, a Public Charitable Trust registered under the Bombay Pulic Trust Act bearing Registration No. E-376, Pune and having its registered office at Urulikanchan, District Pune (hereinafter referred as 'The Lessor') which expression unless repugnant to the context thereof, (shall mean and include their heirs, successors, assigns, administrators, etc.) of the ONE PART.

                                        AND
   M/s. BIO-VED PHARMACEUTICALS PVT. LTD. having its office at 6 Paarth 84/1 Prabhat Road, 411 004 represented herein by Mr. Shrikant S. Umrani (hereinafter called the 'The Leasee' which expression shall, wherever the context so requires or admist, mean and include its successors in interest) of the OTHER PART.

WHEREBY IT IS AGREED BETWEEN LESSOR AND LEASEE AS UNDER:

1. The parties have entered in a Lease Agreement dated 19.4.96 under which the Lessor has leased out to the Leasee the Office no. 6 on first floor of the premises situate at Pradeep Chambers, Bhandarkar Institute Road, Pune 411 005 ('The Said Premises') initially for a period of 36 months commencing from. The Leasee has requested and the Lessor has agreed to

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permit the Leasee to make use of -

    i. the furniture fixtures and fittings in the said premises (the details whereof are described in the schedule hereunder) on the condition that the Leasee pays a sum of Rs. 20000/- (Rs. Twenty thousand only) for 1st year, Rs. 20775/- (Rs. Twenty thousand seven hundred seventy five only) for 2nd year, Rs. 21550/- (Rs. Twenty one thousand five hundred fifty only) for the 3rd year per month for use of said fixtures and fittings for the period upto 31 May 1999.

It is clearly understood that the above charges are in addition the lease rent payable in respect of the said premises under the lease agreement dated 19.4.96.

2. The Leasee shall pay to the Lessor the aforesaid charges in advance on or before the 10th day of every calendar month.

3. This Agreement shall commence, subsist and terminate alongwith the Lease granted in respect of the said premises as per the lease agreement dated 19.4.96.

4. The Leasee shall deposit with the Lessor a sum of Rs. 200,000/- (Rs. Two lacs only) as security deposit for observing the terms and conditions of this Agreement and the same shall bear no interest and shall be refunded to the Leasee at the time of the said premises being vacated and handed over the Lessor. Any delay in the refund of security deposit will entail interest @ 18% p.a. till the date of refund and the said premises shall not be handed over till the deposit with interest is paid.

5. The Leasee agrees not to make any alteration to the existing fixtures and fittings mentioned in this Agreement without first obtaining the Lessor's consent in writing.

6. The Leasee upon the expiration of the period of 36 (Thirty six) months or any curtailed or extended period of the lease shall hand over possession of the said fixtures and fittings. The Lessor through its agents shall be entitled to inspect the said fixtures and fittings at any reasonable hour after giving previous intimation.

7. This lease shall be further extended at the option of the Leasee for such further period and on such terms and conditions as the parties hereto may agree in writing.

8. All the minor repairs pertaining to the fixtures and fittings should be carried out by the Leasee at its own cost. Major repairs should be attended to by the Lessor.

9. The Leasee shall keep all electrical and sanitary fittings and apparatus in good and sound condition. On termination of this Agreement the Leasee shall hand over all the fixtures and fittings in the same condition as they were when given, to the Lessor, except normal wear and tear.

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10. The Leasee shall not in any way transfer the benefit of this Agreement to any other person or Company or anyone else.

11. If the amount as agreed above remains unpaid for one month after any date on which it is due or in case the Leasee fails to observe any of the terms of the Agreement the Lessor shall be entitled to terminate this Agreement forthwith without prejudice to other rights.

12. If the Leasee desires to vacate the said premises prior to expiry of the Agreement, they shall have to give prior notice to the Lessor in writing of three months and after that period, remove its belongings and hand over possession of the said fixtures and fittings to the Lessor.

13. The original Agreement will be kept with the Lessor and the duplicate copy duly signed shall be kept with the Leasee.

IN WITNESS WHEREOF the parties hereto have respectively signed this Agreement the day as hereinabove written.

SCHEDULE I

(LIST OF FURNITURES AND FIXTURES)






Signed and Delivered by

s/N.G. Hegde
Dr. N.G. Hegde
President & Managing Trustee      LESSOR

In the presence of

1. s/S.B. Karuande
   S.B. Karuande


Signed and Received by

s/Shrikant S. Umrani
Mr. Shrikant S. Umrani
BIO-VED Pharmaceuticals Pvt. Ltd. LEASEE

In the presence of

1. s/Neeina Bhujad
   Mrs. Neeina Bhujad